UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2020

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34166	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Rio Robles, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 of this Current Report on Form 8-K regarding the financial information of Maxeon Solar Technologies, Pte. Ltd. (“Maxeon”) as of and for the three months ended March 29, 2020 and the preliminary financial information of Maxeon is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Maxeon Financial Information

As previously announced, SunPower Corporation (“SunPower” or the “Company”) intends to contribute certain assets to Maxeon and then to spin off (the “Spin-off”) Maxeon through a pro rata distribution of the Company’s interest in Maxeon to the Company’s stockholders into a separate publicly traded company, pursuant to the Separation and Distribution Agreement, dated as of November 8, 2019, between the Company and Maxeon, and the related Investment Agreement, dated as of November 8, 2019 (the “Investment Agreement”), between the Company, Tianjin Zhonghuan Semiconductor Co., Ltd. (“TZS”) and, for limited purposes set forth therein, Total Solar INTL SAS, an affiliate of Total S.A.

In connection with the Spin-off, Maxeon publicly filed its Registration Statement on Form 20-F on July 2, 2020 (the “Form 20-F”), which has not been declared effective by the Securities and Exchange Commission (the “SEC”). The Form 20-F contains Maxeon’s audited combined carve-out financial statements as of December 30, 2018 and December 29, 2019 and for each of the two years then ended and unaudited pro forma combined financial information and related notes reflecting adjustments to Maxeon’s historical financial results in connection with the Spin-off and the purchase by TZS of Maxeon’s ordinary shares that will, in the aggregate, represent approximately 28.848% of the outstanding ordinary shares of Maxeon after giving effect to the Spin-off for $298 million (the “Investment”).

The Company is filing this Current Report on Form 8-K (this “Current Report”) to furnish the following information: (i) the unaudited condensed combined financial statements and related notes of Maxeon as of March 29, 2020 and for the three months ended March 29, 2020 and March 31, 2019, which is filed as Exhibit 99.1 to this Current Report, (ii) the operating and financial review and prospects of Maxeon as of and for the three months ended March 29, 2020, which is filed as Exhibit 99.2 to this Current Report, (iii) the unaudited pro forma condensed combined financial information of Maxeon as of and for the three months ended March 29, 2020, which is filed as Exhibit 99.3 to this Current Report and (iv) the preliminary financial information as of and for the quarter ended June 28, 2020, which is filed as Exhibit 99.4 to this Current Report.

The information disclosed under this Item 7.01, including Exhibit 99.1, 99.2, 99.3 and 99.4 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report includes forward-looking statements that are subject to risks, contingencies or uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements are not guarantees of future performance, and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, such as the severity and duration of the COVID-19 pandemic and its impact on global economic conditions and our ability to consummate the contemplated Spin-off and Investment. Many of such factors are beyond are control. These factors also include such risks and uncertainties detailed in SunPower’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Form 20-F and SunPower’s annual report on Form 10-K for the year ended December 29, 2019 and its quarterly Form 10-Q filings, and in other SunPower investor communications from time to time. SunPower undertakes no obligation to update any forward-looking statement except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited Condensed Combined Financial Statements of Maxeon

99.2	Operating and Financial Review and Prospects of Maxeon

99.3	Unaudited Pro Forma Condensed Combined Financial Information of Maxeon

99.4	Preliminary Financial Information of Maxeon

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Manavendra S. Sial
Name:	Manavendra S. Sial
Title:	Executive Vice President and
Chief Financial Officer

Date: July 6, 2020